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                                                                   Exhibit(d)(7)
                              KBII HOLDINGS, INC.

                               STOCK OPTION PLAN


                                   ARTICLE I

                                Purpose of Plan

          The Stock Option Plan (the "Plan") of KBII Holdings, Inc. (the "Company"), adopted by the Board and stockholders of the Company effective _________, 2000 is intended to advance the best interests of the Company by providing executive and other key employees of the Company or any Subsidiary who have substantial responsibility for the management and growth of the Company or any Subsidiary with additional incentives by allowing such employees to acquire an ownership interest in the Company. The Plan is a compensatory benefit plan within the meaning of Rule 701 under the Securities Act of 1933. The issuance of Common Stock pursuant to the Plan is intended to qualify for the exemption from registration under the Securities Act of 1933 provided by Rule 701 of the Securities Exchange Commission.

                                   ARTICLE II

                                  Definitions

          For purposes of the Plan the following terms have the indicated meanings.

          "Board" means the Board of Directors of the Company.

          "Cause" means (i) a Participant's willful and repeated failure to comply with the reasonable and lawful directives of the Board of Directors of BI Incorporated or such participant's supervisory personnel that is not cured within ten (10) days of notice being provided by the Company of such failure;
(ii) any criminal act or act of dishonesty, disloyalty, negligence, misconduct or moral turpitude by a Participant that is materially injurious to the property, operations, business or reputation of the Company or any Subsidiary, or (iii) a Participant's material breach of any confidentiality or non-compete obligation, with the Company or any Subsidiary. A termination for "Cause" shall be determined by the Board of Directors of BI Incorporated.

          "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

          "Committee" means the Compensation Committee or such other committee of the Board as the Board may designate to administer the Plan or, if for any reason the Board has not designated such a committee, the Board. The Committee, if other than the Board, shall be composed of two or more directors as appointed from time to time by the Board and BI Incorporated's then acting CEO.

          "Common Stock" means the Common Stock, par value $.01 per share, of the Company.
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          "Fair Market Value" of the Common Stock as of any date shall be determined in good faith by the Committee.

          "Participant" means any executive or other key employee of the Company or any Subsidiary who has been selected to participate in the Plan by the Committee.

          "Sale of the Company" means a merger or consolidation effecting a change in ownership of a majority of the outstanding voting securities of the Company, a sale of all or substantially all of the assets of the Company or a sale of a majority of the outstanding voting securities of the Company effecting a change in control of the Company; in each case, the acquiring persons in such merger, consolidation or sale shall be persons other than controlling stockholders or affiliates of controlling stockholders immediately prior to such transaction.

          "Subsidiary" means any subsidiary corporation (as such term is defined in section 424(f) of the Code.

                                  ARTICLE III

                                 Administration

          The Plan shall be administered by the Committee. Subject to the limitations of the Plan, the Committee shall have the sole and complete authority to: (i) select Participants, (ii) grant Options (as defined in Article
IV) to Participants in such forms and amounts as it shall determine, (iii) impose such limitations, restrictions and conditions upon such Options as it shall deem appropriate, (iv) interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan,
(v) correct any defect or omission or reconcile any inconsistency in the Plan or in any Options granted under the Plan and (vi) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee's determinations on matters within its authority shall be conclusive and binding upon the Participants, the Company and all other persons. All expenses associated with the administration of the Plan shall be borne by the Company. The Committee may, as approved by the Board and to the extent permissible by law, delegate any of its authority hereunder to such persons or entities as it deems appropriate.

                                   ARTICLE IV

                         Limitation on Aggregate Shares

          The number of shares of Common Stock with respect to which stock options ("Options") may be granted under the Plan shall not exceed, in the aggregate, fifteen percent (15%) of all of the Common Stock which is issued and outstanding from time to time on a fully diluted basis including all options issued hereunder, subject to adjustment in accordance with Section 6.5. To the extent any Options expire unexercised or are canceled, terminated or forfeited in any manner without the issuance of Common Stock thereunder, such shares shall again be available under the Plan. The shares of Common Stock available under the Plan may

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consist of authorized and unissued shares, treasury shares or a combination thereof, as the Committee shall determine.

                                   ARTICLE V

                                    Awards

          5.1 Grant of Options. The Committee may grant Options to Participants from time to time in accordance with this Article V. Options granted under the Plan may be nonqualified stock options or "incentive stock options" within the meaning of section 422 of the Code or any successor provision, as specified by the Committee; provided, however, that no incentive stock option may be granted to any Participant who, at the time of grant, owns stock of the Company (or any Subsidiary) representing more than 10% of the total combined voting power of all classes of stock of the Company (or such Subsidiary). The exercise price per share of Common Stock under each Option shall be fixed by the Company at the time of grant of the Option and shall equal at least 100% of the Fair Market Value of a share of Common Stock on the date of grant. Options shall be exercisable at such time or times as the Committee shall determine; provided, however, that the aggregate Fair Market Value of the
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Common Stock (determined as of the date of Option grant) with respect to which incentive stock options are exercisable for the first time by any Participant during any calendar year (under all stock option plans of the Company) may not exceed $100,000. To the extent such dollar limitation is exceeded in any calendar year, the Option shall nevertheless become exercisable for the excess number of shares as non-qualified stock options in such year. The Committee shall determine the term of each Option, which term shall not exceed ten years from the date of grant of the Option.

          5.2 Exercise Procedure. Options shall be exercisable by written notice to the Company (to the attention of the Company's Secretary) accompanied by payment in full of the applicable exercise price. Payment of such exercise price may be made (i) in cash (including check, bank draft or money order), (ii) at the discretion of the Committee, by delivery of a full recourse promissory note bearing interest at a rate not less than the applicable federal rate determined pursuant to section 1274 of the Code as of the date of exercise,
(iii) subject to the discretion of the Committee, in shares of Common Stock valued at their Fair Market Value as of the date of exercise or (iv) a combination of the foregoing.

          5.3 Conditions and Limitations on Exercise. At the discretion of the Committee, as a condition to the receipt of Options hereunder, each Participant may be required to execute and deliver to the Company a counterpart of, or otherwise agree to be bound by the terms of, the Stockholders' Agreement effective as of ___________, 2000 among the Company, KBII Acquisition Company, L.P. and the other stockholders signatory thereto. In the event of a Sale of the Company, the Committee may provide, in its discretion, that the unvested portion of outstanding Options shall become immediately exercisable and that such Options shall terminate if not exercised as of the date of the Sale of the Company or any other designated date unless assumed by the acquiring entity or that such Options shall thereafter represent only the right to

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receive the excess of the consideration per share of Common Stock offered in such Sale of the Company over the exercise price of such Options.

          5.4  Expiration of Options.

          (a) Normal Expiration. In no event shall any part of any Option be exercisable after the stated date of expiration thereof.

          (b) Early Expiration Upon Termination of Employment. Except as otherwise provided by the Committee at the time of grant of such Options, upon termination for any reason of a Participant's employment by the Company and its Subsidiaries, all Options or portions thereof held by such Participant that are not vested and exercisable on the date of such termination shall expire and be forfeited as of such date and all vested Options held by such Participant shall expire, to the extent not theretofore exercised, ninety (90) days after the date of such termination. Except as otherwise provided by the Committee at the time of grant of such Options, in the event of termination of a Participant's employment for Cause, all unexercised Options (whether or not vested) shall automatically expire as of the date of such termination.

                                   ARTICLE VI

                               General Provisions

          6.1 Written Agreement. Each Option granted hereunder shall be embodied in a written option agreement that shall be signed by the Participant to whom the Option is granted and shall be subject to the terms and conditions set forth herein.

          6.2 Listing, Registration and Legal Compliance. If at any time the Committee determines, in its discretion, that the listing, registration or qualification of the shares subject to Options upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary as a condition to or in connection with the granting of Options or the purchase or issuance of shares thereunder, no Options may be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not unreasonably burdensome to the Company, and the Company shall use reasonable efforts in seeking to effect such listing, registration or qualification or obtaining such consent or approval. The holders of such Options will supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. In the case of officers and other persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Committee may at any time impose any limitations upon the exercise of Options that, in the Committee's discretion, are necessary in order to comply with such section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it necessary because of federal or state regulatory requirements to reduce the period during which any Options may be exercised, the Committee

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may, in its discretion and without the Participant's consent, so reduce such period on not less than 30 days' written notice to the holders thereof.

          6.3 Options Not Transferable. Options may not be transferred other than by will or the laws of descent and distribution and, during the lifetime of the Participant to whom they were granted, may be exercised only by such Participant (or his or her legal guardian or legal representative). In the event of the death of a Participant, exercise of Options granted hereunder to such Participant may be made only by the executor or administrator of such Participant's estate or the person or persons to whom such Participant's rights under the Options will pass by will or the laws of descent and distribution.

          6.4 Withholding of Taxes. The Company may, if necessary, withhold from any amounts due and payable by the Company to any Participant (or secure payment from such Participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any exercise of Options granted under the Plan to such Participant, and the Company may defer any issuance of the shares purchased upon such exercise unless indemnified to its satisfaction against the payment of any such amount.

          6.5 Adjustments. In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of Common Stock, the Board or the Committee shall, in order to prevent the dilution or enlargement of rights under outstanding Options, make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by outstanding Options and the exercise prices specified therein as may be determined to be appropriate and equitable in order to preserve the value of the Options.

          6.6 Rights of Participants. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time (with or without cause), or confer upon any Participant any right to continue in the employ of the Company or any Subsidiary for any period of time or to continue to receive such Participant's current (or other) rate of compensation. No employee shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant.

          6.7 Amendment, Suspension and Termination of Plan. The Board may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board may deem advisable; provided,
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however, that no such amendment shall be made without stockholder approval to
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the extent such approval is required by law, agreement or the rules of any exchange upon which the Common Stock is listed, and no such amendment, suspension or termination shall impair the rights of Participants under outstanding Options without the consent of the Participants affected thereby, except as provided in Section 6.8 below. No Option shall be granted hereunder after the tenth anniversary of the approval of the Plan by the stockholders of the Company.

          6.8 Amendment of Outstanding Options. The Committee may amend or modify any Option in any manner to the extent that the Committee would have had the authority

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under the Plan initially to grant such Option; provided that, except as expressly contemplated elsewhere herein or in any agreement evidencing such Option, no such amendment or modification shall impair the rights of any Participant under any outstanding Option without the consent of such Participant.

          6.9 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted under the Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided, however, that any such Committee
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member shall be entitled to the indemnification rights set forth in this Section
6.9 only if such member has acted in good faith and in a manner that such member reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful, and further provided that upon the institution of any such action, suit or proceeding a Committee member shall give the Company written notice thereof and an opportunity to handle and defend the same before such Committee member undertakes to handle and defend it on his own behalf.

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